Exhibit 99.1

Plus Therapeutics Announces Changes to its Board of Directors

AUSTIN, Texas, February 6, 2020 (GLOBE NEWSWIRE) -- Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”), today announced that Greg B. Petersen has joined the Company’s Board of Directors to serve as an independent director, effective February 14, 2020. Greg will serve on the both the Audit and Compensation Committees. In addition, on January 31, 2020, Gregg Lapointe, submitted his resignation from the board of directors.

Mr. Petersen is an accomplished Executive and Board member with more than 25 years of strategy, operations, finance and compliance leadership experience. His 10 years of Board of Directors experience includes his current roles as Compensation Committee Chair and Audit Committee member of PROS Holdings and as Audit Committee Chair of Mohawk Group Holdings.

Mr. Petersen has served as Executive Vice Chairman of Diligent Corporation and as Chief Financial Officer of Lombardi Software and Activant Solutions (now part of Epicor). He has also held executive positions at American Airlines and other corporations. Mr. Petersen has a BA from Boston College and an MBA from Duke University’s Fuqua School of Business.

"We are happy that Greg Petersen has agreed to join our Board of Directors,” said Dr. Marc Hedrick, President and CEO of Plus Therapeutics. “Greg is a seasoned public company Chief Financial Officer and board member having served those positions for a number of high growth companies over his career. More specifically, Greg has extensive experience in both audit and compensation matters and will serve on both of these committees on our Board of Directors.”

About Plus Therapeutics, Inc.

Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company focused on the discovery, development, and delivery of complex and innovative treatments for patients battling cancer and rare diseases.

Our proprietary nanotechnology platform is currently centered around the enhanced delivery of a variety of drugs using novel liposomal encapsulation technology. Liposomal encapsulation has been extensively explored and undergone significant technical and commercial advances since it was first developed. Our platform is designed to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers.

Our lead product candidate, DocePLUS, is a protein-stabilized PEGylated liposomal formulation of docetaxel, for which the process of preparation is patented. The active pharmaceutical ingredient, docetaxel, was approved by the U.S. FDA in 1999 and commonly used for treating cancers of the breast, head, neck, stomach, prostate, and lung.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements about: the Company’s potential to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers; the Company’s potential to develop a market leading position; and the potential for, and timing of, the Company’s submission of a Phase 2 clinical trial protocol in Small Cell Lung Cancer patients with platinum-sensitive disease who progressed at least 60 days after initiation of first-line chemotherapy. The forward-looking statements included in this press release are subject to a number of additional material risks and uncertainties, including but not limited to: the risk that the U.S. FDA does not accept the Company’s submission of a Phase 2 clinical trial protocol in Small Cell Lung Cancer patients with platinum-sensitive disease who progressed at least 60 days after initiation of first-line chemotherapy; the risk that the Company is not able to successfully develop product candidates that can leverage the U.S. FDA’s accelerated regulatory pathways; and the risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including in the Company’s annual and quarterly reports. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Plus Therapeutics, Inc.
Russ Havranek
VP – Marketing, Portfolio Management, Investor Relations
Phone: +1.619.333.4150
Email: ir@plustherapeutics.com
Website: plustherapeutics.com